UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 8, 2017

Date of Report (Date of earliest event reported)

Primoris Services Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34145	20-4743916
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201

(Address of principal executive offices)

(Zip Code)

(214) 740-5600

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 2.02                      Results of Operations and Financial Condition.

On August 8, 2017, Primoris Services Corporation, a Delaware corporation (“Primoris”, the “Company”) issued a press release announcing its financial performance for the second quarter ended June  30, 2017 and for the six months ended June 30, 2017.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01            Other Events.

Declaration of Cash Dividend to Stockholders

On August 2, 2017, the Board of Directors declared a cash dividend of $0.055 per common share for stockholders of record as of September 29, 2017,  payable on or about October 14, 2017.

 Item 9.01.                 Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 8, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMORIS SERVICES CORPORATION

Dated: August 8, 2017	By:	/s/ Peter J. Moerbeek
Peter J. Moerbeek
Executive Vice President, Chief Financial Officer